February 5, 2008

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:  Change in Certifying Accountant

Ladies and Gentlemen:

We have read item 4.01 of Tranquility, Inc.’s Form 8-K dated January 22, 2008 and we agree with the statements therein concerning Gruber & Company, LLC.  We cannot confirm or deny that Lake & Associates, CPA’s LLC  was not consulted prior to their appointment as auditors.

/s/ Gruber & Company, LLC

Gruber & Company, LLC